OLD POINT FINANCIAL CORPORATION 1ST QUARTER 2003

EARNINGS RELEASE

Hampton, Virginia, April 14, 2003: Old Point Financial Corporation (Nasdaq "OPOF") announced today first quarter 2003 earnings of $1.95 million, up by 17.8% from the $1.66 million earned in the comparable quarter in 2002. Total assets as of March 31, 2003 were $591.9 million, up 12.1% from the previous year total of $527.9 million. Net loans increased by 10.1% to $381.0 million from $346.0 million on March 31, 2002. Total deposits as of March 31, 2003 were up 11.2%, to $466.2 million from the 2002 first quarter total of $419.2 million. Basic earnings per share for the first quarter 2003 were $0.50. Annualized return on average assets (ROA) for the first quarter of 2002 is 1.34%. Return on equity (ROE) is 13.14%.

Old Point Financial Corporation is the parent company of Old Point National Bank, a locally owned and managed community bank serving Hampton Roads with a 15-branch network extending from Chesapeake through James City County, and Old Point Trust and Financial Services, N.A., a Hampton Roads wealth management services provider. For More Information Contact: Lani Chisman Davis, Marketing Director, 757/728-1286